UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2024

Franklin BSP Lending Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00821	27-2614444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 2, 2023, by and among Franklin BSP Capital Corporation, a Delaware corporation (“FBCC”), Franklin BSP Lending Corporation, a Maryland corporation (the “Company”), Franklin BSP Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of FBCC (“Merger Sub”), and, solely for the limited purposes set forth therein, Franklin BSP Capital Adviser L.L.C., a Delaware limited liability company and the external investment adviser to FBCC, immediately after the effective time of the Initial Merger (as defined below), the investment advisory agreement by and between the Company and Franklin BSP Lending Adviser, L.L.C., the external investment adviser to the Company, was terminated.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 24, 2024, FBCC completed its previously announced acquisition of the Company, pursuant to the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub was first merged with and into the Company, with the Company continuing as the surviving company (the “Initial Merger”), and, immediately following the Initial Merger, the Company was then merged with and into FBCC, with FBCC continuing as the surviving company (together with the Initial Merger, the “Merger”). As a result of, and as of the effective time of, the Merger, the Company’s separate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the Initial Merger, each outstanding share of the Company’s common stock was converted into the right to receive 0.4647 shares of common stock, par value $0.001 per share, of FBCC. As a result, FBCC issued an aggregate of approximately 110.0 million shares of its common stock to former stockholders of the Company.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K, filed on October 6, 2023.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Initial Merger, a change in control of the Company occurred. The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Initial Merger, (i) each of the named officers and directors of the Company ceased to be named officers and directors of the Company and (ii) the director and officers of Merger Sub as of immediately prior to the effective time of the Initial Merger became the director and officers of the Company.

Item 7.01. Regulation FD Disclosure.

On January 24, 2024, FBCC and the Company issued a joint press release announcing the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01 is being “furnished” and is not deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor is it deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Franklin BSP Lending Corporation, Franklin BSP Capital Corporation, Franklin BSP Merger Sub, Inc. and Franklin BSP Capital Adviser, L.L.C. (for the limited purposes set forth therein), dated as of October 2, 2023 (incorporated by reference to Exhibit 2.1 filed with Franklin BSP Capital Corporation’s Current Report on Form 8-K (File No. 814-01360) on October 6, 2023).
99.1	Joint press release of Franklin BSP Capital Corporation and Franklin BSP Lending Corporation, dated January 24, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Lending Corporation

Date: January 24, 2024	By:	/s/ Nina K. Baryski
Nina K. Baryski
Chief Financial Officer and Treasurer

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